EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement for the New Horizons Worldwide, Inc. 2007 Omnibus Equity Compensation Plan on Form S-8 of New Horizons Worldwide, Inc. of our report dated March 18, 2008, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of New Horizons Worldwide, Inc. for the year ended December 31, 2007.

/s/ SQUAR, MILNER, PETERSON, MIRANDA, & WILLIAMSON, LLP

Newport Beach, California

April 23, 2008